Exhibit 4.2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITORY”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY FEDERAL OR OTHER GOVERNMENTAL AGENCY.

REGISTERED	REGISTERED

THE COLONIAL BANCGROUP, INC.

8.875% SUBORDINATED NOTES DUE 2038

CUSIP NO. 195493 40 8

ISIN NO. US1954934089

No. R-1	US$250,000,000

The Colonial BancGroup, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000) on March 15, 2038 and to pay interest hereon from March 6, 2008 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on March 15, June 15, September 15 and December 15 in each year, commencing June 15, 2008, at the rate set forth on the reverse hereof, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1, June 1, September 1 and December 1 immediately proceeding such Interest Payment Date, whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

THIS SECURITY IS A SUBORDINATED AND UNSECURED DIRECT GENERAL OBLIGATION OF THE COMPANY. IN CERTAIN EVENTS, THE HOLDERS OF CERTAIN OTHER CLAIMS ENTITLED TO A PRIORITY OR PREFERENCE AND THE HOLDERS OF SECURED OBLIGATIONS AND UNSUBORDINATED OBLIGATIONS OF THE COMPANY WILL BE AFFORDED A PRIORITY IN PAYMENT OVER THE CLAIMS OF THE HOLDER OF THIS SECURITY AND THE HOLDERS OF OTHER GENERAL OBLIGATIONS OF THE COMPANY.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

[Signature page follows]

Dated: March 6, 2008	THE COLONIAL BANCGROUP, INC.

[SEAL]	By:
Name:
Title:

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Officer

REVERSE OF NOTE

1. This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under an Indenture, dated as of March 1, 2008 (herein called the “Indenture”), between the Company and The Bank of New York Trust Company, N.A., as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $250,000,000.

2. The Security will bear interest at the rate of 8.875% per year. Interest on the notes will accrue from March 6, 2008. Interest will be paid quarterly on March 15, June 15, September 15 and December 15 of each year, commencing June 15, 2008, to the holders of record at the close of business on the March 1, June 1, September 1 and December 1 immediately preceding such Interest Payment Date (whether or not a Business Day). Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If an Interest Payment Date (including an Interest Payment Date falling on the maturity date) falls on a day that is not a Business Day, the payment will be made on the next Business Day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that Interest Payment Date or the maturity date, as the case may be, to the date the payment is made. “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York.

3. This Security may not be redeemed prior to March 15, 2013. On or after March 15, 2013, this Security may be redeemed, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of this Security to be redeemed, plus accrued but unpaid interest to the date of redemption. This Security does not have the benefit of any sinking fund.

4. The provisions in the Indenture relating to defeasance do not apply to the Securities.

5. As provided in the Indenture, the Securities will be subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) and, under certain circumstances described in the Indenture, to all other financial obligations of the Company. Upon the occurrence of events of bankruptcy, insolvency, or reorganization specified in the Indenture, the principal amount of this Security will become due and payable immediately. There is no right of acceleration of the payment of principal of this Security upon a default in the payment of principal or interest or a default in the performance of any covenant or agreement in this Security or the Indenture. In the event of a default in the payment of interest or principal or in the performance of any covenant or agreement in this Security or the Indenture, the Trustee may, subject limitations and conditions specified in the Indenture, seek to enforce that payment (or delivery) or the performance of that covenant or agreement.

6. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

7. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

8. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

9. The Securities of this series are issuable only in registered form without coupons in denominations of $ 25 and any integral multiple of $ 25 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

10. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

11. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

12. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -

(Minor)

Custodian

(Cust)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                                          attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature:

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.